EXHIBIT 99.1

Royal Gold Provides Update on its Fiscal 2021 Second Quarter

DENVER, COLORADO. JANUARY 12, 2021: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced today that its wholly owned subsidiary, RGLD Gold AG, sold approximately 57,500 gold equivalent ounces (“GEOs”) comprised of approximately 44,500 gold ounces, 461,000 silver ounces and 1,800 tonnes of copper related to its streaming agreements during its fiscal 2021 second quarter ended December 31, 2020 (“second quarter”).  Second quarter stream sales were slightly higher than the previous guidance range of 52,000 to 57,000 GEOs. The Company had approximately 29,500 GEOs in inventory at the end of the second quarter consisting of 21,500 gold ounces, 485,000 silver ounces and 400 tonnes of copper. Inventory at the end of the second quarter was higher than the previous guidance range of 23,000 to 28,000 GEOs primarily due to timing of deliveries.

RGLD Gold AG’s average realized gold, silver and copper prices for the second quarter were $1,880 per ounce, $24.16 per ounce, and $6,995 per tonne ($3.17 per pound), respectively, compared to $1,897, $22.97, and $6,494 ($2.95), respectively, in the prior quarter ended September 30, 2020 (“first quarter”).  Cost of sales was approximately $432 per GEO for the second quarter using the quarterly average silver-gold ratio of approximately 77 to 1 and copper-gold ratio of approximately 0.26 tonnes per ounce, compared to cost of sales of $389 per GEO in the first quarter.  Cost of sales is specific to our streaming agreements and is the result of the Company’s purchase of gold, silver or copper for cash payments at a set contractual price, or a percentage of the prevailing market price of gold, silver or copper when purchased.

Corporate Profile

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production-based interests. As of December 31, 2020, the Company owned interests on 189 properties on five continents, including interests on 41 producing mines and 17 development stage projects. Royal Gold is publicly traded on the Nasdaq Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

For further information, please contact:	Second Quarter 2021 Call Information:

Alistair Baker	Dial-In	855-209-8260 (U.S.); toll free
Vice President Investor Relations and Business Development	Numbers:	855-669-9657 (Canada); toll free 412-542-4106 (International)
(720) 554-6995	Conference Title:	Royal Gold

Note: Royal Gold’s second quarter results will be released after the market closes on Wednesday, February 3, 2021, followed by a conference call on Thursday, February 4, 2021 at 12:00 p.m. Eastern Time (10:00 a.m. Mountain Time). The call will be webcast and archived on the Company’s website for a limited time.

	Webcast URL:	www.royalgold.com under Investors, Events & Presentations

Forward-Looking Statements:  This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements about second quarter operating results. Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: a lower-price environment for gold, silver, copper, nickel or other metals; operating activities or financial performance of properties on which we hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, changes to mine plans and reserves, liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, or contractual issues involving our stream or royalty agreements; risks associated with doing business in foreign countries; our ability to identify, finance, value and complete acquisitions; adverse economic and market conditions; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; the impacts of the COVID-19 pandemic; and other factors described in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2020, and subsequent Forms 10-Q. Most of these factors are beyond our ability to predict or control. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.